As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ROYALTY PHARMA PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales		N/A
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

110 East 59th Street Suite 3300 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Royalty Pharma plc 2020 Independent Director Equity Incentive Plan
(Full Title of the Plan)
Pablo Legorreta Chief Executive Officer Royalty Pharma plc 110 East 59th Street, Suite 3300 New York, New York, 10022 (Name and Address of Agent for Service)

(212) 883-0200 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Ordinary Shares, par value $0.0001 per share	800,000	$28	$22,400,000	$2,907.52
(1)	Represents Ordinary Shares that may be offered or sold under the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of additional Ordinary Shares that may be offered or issued pursuant to the Plan to prevent dilution resulting from any share dividend, share split or other similar transaction.
(2)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the initial public offering price per share of the Registrant’s common stock in its proposed initial public offering.
(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Royalty Pharma plc (the “Registrant”) with the Commission are incorporated herein by reference:

(a)	The prospectus dated June 15, 2020 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (Registration No. 333-238632), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)	The description of Class A Ordinary Shares which is contained in the registration statement on Form 8-A filed by the Registrant with the Commission on June 15, 2020, (Exchange Act File No. 001-39329), including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Report of on Form 8-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable, see Item 3(b).

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant generally will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: any director or officer, any director or officer who is or was serving at the Registrant’s request as a director, officer, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person, any person who is named in the Registrant’s registration statement on Form S-1, filed with the Commission on June 11, 2020 (Registration No. 333-238632), as

being or about to become a director or a person performing similar functions and any person the board of directors in its sole discretion designates as an indemnitee, which includes the members of the board of directors of Royalty Pharma Holdings Ltd., a subsidiary of the Registrant. The Registrant has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct, subject to the limitations set forth in the following paragraph. The Registrant has also agreed to provide this indemnification for criminal proceedings, subject to the limitations set forth in the following paragraph. Any indemnification under these provisions will only be out of the Registrant’s assets.

The U.K. Companies Act renders void an indemnity for a director against any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director. Furthermore, any provision that purports to oblige a company to indemnify (directly or indirectly) a director of that company or an associated company from any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void other than with respect to certain permitted indemnity obligations in connection with the provision of insurances, qualifying third party indemnities and qualifying pension scheme indemnities.

The Registrant may also purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether it would have the power to indemnify the person against such liabilities.

In addition, the Registrant will enter into indemnification agreements with each of its directors. The indemnification agreements will provide the Registrant’s directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law. The Registrant will also indemnify such persons to the extent they serve at its request as directors, officers, employees or other agents of any other entity, to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Articles of Association of the Registrant (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 11, 2020 (Registration No. 333-238632))
5.1	Opinion of Davis Polk & Wardwell London LLP (filed herewith)
23.1	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	Royalty Pharma plc 2020 Independent Director Equity Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 11, 2020 (Registration No. 333-238632))

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sag Harbor, New York, on this 15th day of June, 2020.

Royalty Pharma plc

By:	/s/ Pablo Legorreta
Name:	Pablo Legorreta
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pablo Legorreta, Terrance Coyne, George Lloyd and Jason Mehar and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pablo Legoretta	Chairman of the Board, Director & Chief Executive Officer	June 15, 2020
Pablo Legoretta	(Principal Executive Officer and Royalty Pharma plc’s authorized representative in the United States)

/s/ Terrance Coyne	Executive Vice President & Chief Financial Officer	June 15, 2020
Terrance Coyne	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bonnie Bassler	Director	June 15, 2020
Bonnie Bassler

/s/ Errol De Souza	Director	June 15, 2020
Errol De Souza

/s/ William Ford	Director	June 15, 2020
William Ford

/s/ M. Germano Giuliani	Director	June 15, 2020
M. Germano Giuliani

/s/ Greg Norden	Director	June 15, 2020
Greg Norden

/s/ Rory Riggs	Director	June 15, 2020
Rory Riggs

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the undersigned, the duly authorized representative in the United States of Royalty Pharma plc, on June 15, 2020.

By:	/s/ Pablo Legorreta
	Name:	Pablo Legorreta
	Title:	Chief Executive Officer